ITEM 77Q(e) -
COPIES OF ANY
NEW OR AMENDED
 REGISTRANT
INVESTMENT
ADVISORY CONTRACTS




EXHIBIT D
to the
Investment Advisory Contract

Federated Prudent
 Global Income Fund

	For all
services rendered
by the Adviser hereunder,
the above-named Fund of
the Trust shall pay
to the Adviser
and the Adviser
agrees to accept
as full compensation
for all services
rendered hereunder, an
annual investment
advisory fee equal
to 0.75 of 1% of the
 average daily net
 assets of the Fund.

	The portion
of the fees based
upon the average daily
 net assets of the Fund
 shall be accrued daily
at the rate of 1/365th
of 0.75 of 1% applied
to the daily net assets
 of the Fund.

	The advisory
fee so accrued shall
be paid to the Adviser daily.

	Witness the
due execution hereof
this 1st day of September, 2008.


Federated Equity Management Company
of Pennsylvania



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President


Federated Income Securities Trust



By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY
THESE PRESENTS, dated as
 of January 1, 2004, that
Federated Income
Securities Trust, a
business trust duly
organized under the
laws of the Commonwealth of
Massachusetts
(the "Trust"), does
hereby nominate, constitute
and appoint Federated
Investment Management
Company, a
business trust duly
organized under the laws
of the state of Delaware
(the "Adviser"), to act hereunder as
the true and lawful agent
and attorney-in-fact of the
Trust, acting on behalf
of each of the series
portfolios
for which the Adviser acts
 as investment adviser shown
on Schedule 1 attached hereto
and incorporated by
reference herein (each such
 series portfolio being
hereinafter referred to as
a "Fund" and collectively as
 the
"Funds"), for the specific
purpose of executing and
delivering all such agreements,
instruments, contracts,
assignments, bond powers,
stock powers, transfer
instructions, receipts,
waivers, consents and other
documents, and performing
all such acts, as the Adviser
may deem necessary or
reasonably desirable,
related to the acquisition,
 disposition and/or reinvestment
of the funds and assets of a
 Fund of the Trust in
accordance with Adviser's
supervision of the investment,
sale and reinvestment of
the funds and assets of
each Fund pursuant to the
authority granted to the
Adviser as investment adviser
 of each Fund under that
certain investment advisory
contract dated January 1, 2004
by and between the Adviser and
the Trust (such
investment advisory contract,
as may be amended, supplemented
or otherwise modified from time to time
is hereinafter referred to as
the "Investment Advisory Contract").

	The Adviser shall
 exercise or omit to exercise
the powers and authorities
granted herein in each
case as the Adviser in its
sole and absolute discretion
deems desirable or appropriate
 under existing
circumstances.  The Trust
hereby ratifies and confirms
as good and effectual, at law
or in equity, all that the
Adviser, and its officers and
employees, may do by virtue hereof.
However, despite the above provisions,
nothing herein shall be
construed as imposing a duty
on the Adviser to act or assume
responsibility for any
matters referred to above or
other matters even though the
 Adviser may have power or
authority hereunder
to do so.  Nothing in this
 Limited Power of Attorney
shall be construed (i) to be
 an amendment or
modifications of, or
supplement to, the Investment
Advisory Contract, (ii) to amend,
modify, limit or
denigrate any duties, obligations
or liabilities of the Adviser under
the terms of the Investment Advisory
Contract or (iii) exonerate, relieve
or release the Adviser any losses,
obligations, penalties, actions,
judgments and suits and other costs,
 expenses and disbursements of any
kind or nature whatsoever which
may be imposed on, incurred by or
asserted against the Adviser (x)
under the terms of the Investment
Advisory Contract or (y) at law,
 or in equity, for the performance
of its duties as the investment adviser of any of the Funds.

	The Trust hereby agrees
 to indemnify and save harmless
 the Adviser and its Trustees/partners,
officers and employees (each of
the foregoing an "Indemnified Party"
and collectively the "Indemnified
Parties") against and from any
and all losses, obligations,
penalties, actions, judgments and
suits and other
costs, expenses and disbursements
 of any kind or nature whatsoever
which may be imposed on, incurred by
or asserted against an Indemnified
Party, other than as a consequence
 of gross negligence or willful
misconduct on the part of an
Indemnified Party, arising out
of or in connection with this
Limited Power of
Attorney or any other agreement,
instrument or document executed
in connection with the exercise
of the
authority granted to the Adviser
 herein to act on behalf of the
Trust, including without limitation
the
reasonable costs, expenses and
disbursements in connection with
defending such Indemnified Party
against
any claim or liability related to
 the exercise or performance of
any of the Adviser's powers or
duties under
this Limited Power of Attorney
or any of the other agreements,
instruments or documents executed
 in
connection with the exercise of
the authority granted to the
Adviser herein to act on behalf
 of the Trust, or
the taking of any action under
or in connection with any of
the foregoing.  The obligations
 of the Trust
under this paragraph shall
survive the termination of
this Limited Power of Attorney
with respect to actions
taken by the Adviser on behalf
of the Trust during the term of
 this Limited Power of Attorney.
No Fund
shall have any joint or several
obligation with any other Fund
to reimburse or indemnify an
 Indemnified
Party for any action, event,
matter or occurrence performed
or omitted by or on behalf of the
Adviser in its
capacity as agent or attorney-in-fact
of Trust acting on behalf of any other
Fund hereunder.

	Any person, partnership,
corporation or other legal entity
dealing with the Adviser in its
capacity
as attorney-in-fact hereunder for
the Trust is hereby expressly put
on notice that the Adviser is
acting solely
in the capacity as an agent of the
Trust and that any such person,
partnership, corporation or other
 legal
entity must look solely to the
Trust in question for enforcement
 of any claim against the Trust,
 as the
Adviser assumes no personal
liability whatsoever for
obligations of the Trust entered
into by the Adviser in
its capacity as attorney-in-fact
 for the Trust.

	Each person, partnership,
corporation or other legal entity
which deals with a Fund of the Trust
through the Adviser in its capacity
as agent and attorney-in-fact of the
 Trust, is hereby expressly put on
notice (i) that all persons or
entities dealing with the Trust
must look solely to the assets of
 the Fund of the
Trust on whose behalf the Adviser
is acting pursuant to its powers
hereunder for enforcement of any
claim
against the Trust, as the Trustees,
 officers and/or agents of such Trust,
 the shareholders of the various
classes of shares of the Trust and
the other Funds of the Trust assume
no personal liability whatsoever for
obligations entered into on behalf
of such Fund of the Trust, and (ii)
that the rights, liabilities and
obligations of any one Fund are
separate and distinct from those of
any other Fund of the Trust.

	The execution of this Limited
 Power of Attorney by the Trust acting
 on behalf of the several
Funds shall not be deemed to evidence
 the existence of any express or
implied joint undertaking or
appointment by and among any or all
of the Funds.  Liability for or
recourse under or upon any undertaking
of the Adviser pursuant to the power
or authority granted to the Adviser
under this Limited Power of
Attorney under any rule of law,
statute
or constitution or by the
enforcement of any assessment
or penalty
or by legal or equitable
proceedings or otherwise
shall be limited only to
the assets of the Fund of the Trust
on whose behalf the Adviser
was acting pursuant to the
authority granted hereunder.

	The Trust hereby
agrees that no person,
partnership, corporation
or other legal entity dealing with
the Adviser shall be bound
 to inquire into the Adviser's
power and authority hereunder
and any such
person, partnership, corporation
or other legal entity shall be
fully protected in relying on
such power or
authority unless such person,
partnership, corporation or other
legal entity has received prior
written notice
from the Trust that this
Limited Power of Attorney has
 been revoked. This Limited
Power of Attorney shall
be revoked and terminated
automatically upon the
cancellation or termination
of the Investment Advisory
Contract between the Trust
and the Adviser.  Except as
 provided in the immediately
preceding sentence,
the powers and authorities
herein granted may be
revoked or terminated by
the Trust at any time provided
that no such revocation or
termination shall be effective
 until the Adviser has received
actual notice of such
revocation or termination
in writing from the Trust.

	This Limited Power
 of Attorney constitutes
the entire agreement between
the Trust and the
Adviser, may be changed only
 by a writing signed by both
of them, and shall bind and
benefit their
respective successors and
assigns; provided, however,
the Adviser shall have no power
or authority
hereunder to appoint a successor
 or substitute attorney in fact
for the Trust.

	This Limited Power of
Attorney shall be governed
and construed in accordance
with the laws of
the Commonwealth of
 Pennsylvania without
reference to principles
of conflicts of laws.
If any provision
hereof, or any power
or authority conferred
upon the Adviser herein,
 would be invalid or
unexercisable
under applicable law,
then such provision,
power or authority
shall be deemed modified
to the extent
necessary to render
it valid or exercisable
while most nearly preserving
its original intent, and no
provision
hereof, or power or
authority conferred upon
the Adviser herein, shall be
affected by the invalidity or
the
non-exercisability of another
provision hereof, or of another
 power or authority conferred
 herein.



	This Limited Power
 of Attorney may be executed
in as many identical counterparts
 as may be
convenient and by the different
parties hereto on separate
counterparts.  This Limited
Power of Attorney
shall become binding on the
Trust when the Trust shall
have executed at least one
counterpart and the
Adviser shall have accepted
its appointment by executing
 this Limited Power of Attorney.
  Immediately
after the execution of a
counterpart original of this
 Limited Power of Attorney
and solely for the
convenience of the parties
hereto, the Trust and the
Adviser will execute sufficient
counterparts so that the
Adviser shall have a
counterpart executed by
it and the Trust, and the
Trust shall have a counter
part
executed by the Trust and
the Adviser.  Each counterpart
 shall be deemed an original
and all such taken
together shall constitute
but one and the same instrument,
and it shall not be necessary
in making proof of
this Limited Power of Attorney
to produce or account for more
than one such counterpart.

	IN WITNESS WHEREOF,
the Trust has caused this
 Limited Power of Attorney
to be executed by
its duly authorized officer
as of the date first written
above.

Federated Income Securities Trust


By:	  /s/ J. Christopher
 Donahue
Name:	J. Christopher Donahue
Title:	President






Accepted and agreed to this
1st day of January, 2004

Federated Equity Management
Company
of Pennsylvania


By:	/s/ John B. Fisher
Name:	John B. Fisher
Title:	President


Schedule 1
to Limited Power of Attorney
dated as of January 1, 2004
(revised March 27, 2009)
by Federated Income Securities
Trust
(the Trust "), acting on
behalf of each of the series
portfolios
listed below, and appointing
Federated Investment Management
Company
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Muni and Stock Advantage Fund
Federated Prudent Global Income Fund







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